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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): January 20, 2000


                          Concord Communications, Inc.
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               (Exact Name of Registrant as Specified in Charter)



        Massachusetts                    0-23067                 04-2710876
----------------------------          ------------           -------------------
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)


600 Nickerson Road, Marlboro, Massachusetts                         01752
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(Address of Principal Executive Offices)                          (Zip Code)



       Registrant's telephone number, including area code: (508) 460-4646
                                                           --------------




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ITEM 5.        OTHER EVENTS.

         On January 20, 2000, Concord Communications, Inc. ("Concord") and FirstSense Software, Inc., a privately held Delaware corporation ("FirstSense"), announced that they had entered into an Agreement and Plan of Reorganization dated as of January 20, 2000 (the "Merger Agreement") by and among Concord, F Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly owned subsidiary of Concord, and FirstSense. In the merger (the "Merger"), Merger Sub will merge with and into FirstSense, with FirstSense surviving the Merger as a wholly owned operating subsidiary of Concord. The Merger, which has been approved by the Board of Directors of each company, is subject to FirstSense shareholder approval and other customary conditions to closing. Certain affiliates of FirstSense, representing a significant percentage of FirstSense voting capital stock have agreed to vote in favor of the Merger.

         Pursuant to the Merger Agreement, at the effective time of the Merger, Concord will acquire all of the outstanding stock of FirstSense, and assume all of its outstanding options, in exchange for 1,940,000 shares of Concord common stock.

         The acquisition of FirstSense is intended to qualify a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Concord will account for the transaction as a pooling-of-interests.

      Concord's press release announcing this transaction is filed as Exhibit
99.1 hereto.





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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.

         EXHIBIT NO.                       DESCRIPTION

             99.1 Press Release of Concord Communications, Inc. dated January 20, 2000.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CONCORD COMMUNICATIONS, INC.



Dated:  January 26, 2000
                                  By:  /s/ Gary E. Haroian
                                       ------------------------------
                                       Gary E. Haroian
                                       Vice President of Finance
                                       and Chief Financial Officer



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                                  EXHIBIT INDEX



EXHIBIT NO.         DESCRIPTION

99.1                Press Release of Concord Communications, Inc. dated January
                    20, 2000.